UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 27, 2004

                               CELGENE CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                         0-16132              22-2711928
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
        incorporation)                                       Identification No.)

     86 Morris Avenue, Summit, New Jersey                            07901
--------------------------------------------------------------------------------
     (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (908) 673-9000

     7 Powder Horn Drive, Warren, New Jersey                         07059
        ------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Celgene Corporation is filing this amendment to correct the Unaudited Pro Forma Condensed Balance Sheet and Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2003, which appeared on pages F-20 and F-22, respectively, of the Form 8-K/A that was filed on January 5, 2005 pursuant to the Company's October 21, 2004 acquisition of Penn T. The Company is correcting the Pro Forma Statements as originally presented due to a tabular formatting error that occurred when converting those statements into Edgar ASCII text. No other changes to the original Form 8-K/A filed on January 5, 2005 are being made by means of this filing.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements of Business Acquired.

       Independent Auditors' Report                                                                  F-2
       Profit and loss accounts for the two years ended 31 March 2004                                F-3
       Balance sheet as at 31 March 2004 and 31 March 2003                                           F-4
       Cash flow statement for the two years ended 31 March 2004                                     F-5
       Accounting policies                                                                           F-6
       Notes to the financial statements for the two years ended 31 March 2004                       F-7

(b)    Unaudited Pro Forma Financial Information.

       Introduction to Pro Forma Financial Statements (Unaudited)                                    F-19
       Pro Forma Condensed Balance Sheet as of September 30, 2004 (Unaudited)                        F-20
       Pro Forma Condensed Statement of Operations - Nine Months Ended
         September 30, 2003 (Unaudited)                                                              F-21
       Pro Forma Condensed Statement of Operations - Year Ended
         December 31, 2003 (Unaudited)                                                               F-22
       Notes to Pro Forma Financial Statements (Unaudited)                                           F-23

(c)    Exhibits

       99.1 Independent Auditors' Consent

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CELGENE CORPORATION

Date:  January 4, 2005                By:  /s/ Robert J. Hugin
                                      ----------------------------------------
                                      Name:  Robert J. Hugin
                                      Title: Senior Vice President and
                                               Chief Financial Officer

CELGENE UK MANUFACTURING II LIMITED
(FORMERLY PENN T LIMITED)

FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED
31 MARCH 2004

REPORT OF THE INDEPENDENT AUDITORS TO THE BOARD OF DIRECTORS OF CELGENE UK MANUFACTURING II LIMITED

We have audited the accompanying balance sheets of Celgene UK Manufacturing II Limited (the "Division") as at 31 March 2004 and 2003 and the related profit and loss accounts, and cash flow statements for each of the years in the two-year period ended 31 March 2004. These financial statements are the responsibility of Celgene UK Manufacturing II Limited management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Division as at 31 March 2004 and 2003, the results of its operations and its cash flows, for each of the years in the two-year period ended 31 March 2004, in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 23 to the financial statements.

KPMG LLP
CHARTERED ACCOUNTANTS
BRISTOL, UNITED KINGDOM
22 DECEMBER 2004

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

PROFIT AND LOSS ACCOUNTS FOR THE TWO YEARS ENDED 31 MARCH 2004

                                                    NOTE                       2004                2003
                                                                           (POUND)'000         (pound)'000
-----------------------------------------------------------------------------------------------------------
TURNOVER - CONTINUING OPERATIONS                     1                        8,564               6,336
Cost of sales                                                                  (648)               (383)
-----------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                                  7,916               5,953
Administrative expenses                                                      (1,649)             (1,659)
-----------------------------------------------------------------------------------------------------------
OPERATING PROFIT - CONTINUING OPERATIONS             2                        6,267               4,294
Interest payable and similar charges                 3                         (127)                  -
-----------------------------------------------------------------------------------------------------------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                                 6,140               4,294
Tax on profit on ordinary activities                 5                       (2,013)             (1,460)
-----------------------------------------------------------------------------------------------------------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                                  4,127               2,834
Dividends                                            6                       (6,510)               (250)
-----------------------------------------------------------------------------------------------------------
RETAINED (LOSS)/ PROFIT FOR THE FINANCIAL YEAR       14                      (2,383)              2,584
-----------------------------------------------------------------------------------------------------------



There were no recognised gains and losses in the years other than the profit for the years.

There is no difference between the profit on ordinary activities before taxation and the retained loss/profit for the financial years stated above and their historical cost equivalents.

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

BALANCE SHEET AS AT 31 MARCH 2004 AND 31 MARCH 2003

                                                      NOTE                      2004                2003
                                                                            (POUND)'000         (pound)'000
-----------------------------------------------------------------------------------------------------------
FIXED ASSETS

Goodwill                                               7                      10,093              10,665
-----------------------------------------------------------------------------------------------------------
CURRENT ASSETS

Stocks                                                 8                         245                 233
Debtors                                                9                       1,544                   4
-----------------------------------------------------------------------------------------------------------
                                                                               1,789                 237
CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR        10                     (6,571)             (7,278)
-----------------------------------------------------------------------------------------------------------
NET CURRENT LIABILITIES                                                       (4,782)             (7,041)
-----------------------------------------------------------------------------------------------------------
TOTAL ASSETS LESS CURRENT LIABILITIES                                          5,311               3,624
-----------------------------------------------------------------------------------------------------------
CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN
ONE YEAR                                               11                     (4,125)                  -
-----------------------------------------------------------------------------------------------------------
NET ASSETS                                                                     1,186               3,624
-----------------------------------------------------------------------------------------------------------
CAPITAL AND RESERVES

Called up share capital                                13                         64                 119
Capital redemption reserve                             14                         55                   -
Profit and loss account                                14                      1,067               3,505
-----------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' FUNDS                              15                      1,186               3,624
-----------------------------------------------------------------------------------------------------------
EQUITY SHAREHOLDERS' FUNDS                                                     1,127               3,509
NON EQUITY SHAREHOLDERS' FUNDS                                                    59                 115
-----------------------------------------------------------------------------------------------------------
                                                                               1,186               3,624
-----------------------------------------------------------------------------------------------------------



The financial statements on pages 3 to 18 were approved by the board of directors on 22 December 2004 and were signed on its behalf by:

S JASKO
DIRECTOR

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

CASH FLOW STATEMENT FOR THE TWO YEARS ENDED 31 MARCH 2004

                                                             NOTE                 2004             2003
                                                                              (POUND)'000       (pound)'000
-----------------------------------------------------------------------------------------------------------
NET CASH INFLOW FROM OPERATING ACTIVITIES                     16                 5,231            6,675
-----------------------------------------------------------------------------------------------------------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

Interest paid                                                                     (127)               -
Non-equity dividends paid                                                           (5)              (7)
-----------------------------------------------------------------------------------------------------------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENT AND

SERVICING OF FINANCE                                                              (132)              (7)
-----------------------------------------------------------------------------------------------------------
TAXATION                                                                        (1,691)          (1,147)
-----------------------------------------------------------------------------------------------------------
EQUITY DIVIDENDS PAID                                                           (6,243)               -
-----------------------------------------------------------------------------------------------------------
FINANCING

Loans received                                                                   6,000                -
Bank loan repayments                                                              (375)          (5,521)
Repayments to intermediate holding company                                      (2,735)               -
Redemption of preference shares                                                    (55)               -
-----------------------------------------------------------------------------------------------------------
NET CASH INFLOW/(OUTFLOW) FROM FINANCING                                         2,835           (5,521)
-----------------------------------------------------------------------------------------------------------
INCREASE IN CASH                                                                     -                -
-----------------------------------------------------------------------------------------------------------

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)
ACCOUNTING POLICIES

The financial statements have been prepared in accordance with applicable accounting standards in the United Kingdom. A summary of the more important accounting policies is set out below.

BASIS OF PREPARATION

These Celgene UK Manufacturing II Limited financial statements have been prepared under generally accepted accounting principles in the United Kingdom ("UK GAAP"). A reconciliation has been prepared and included within these financial statements to show the effect of the differences between UK GAAP and generally accepted accounting principles in the United States ("US GAAP").

The information set out in these accounts does not constitute the company's statutory accounts for the two years ended 31 March 2004. Those accounts have been reported on by the company's auditors; their reports were unqualified and did not contain a statement under section 237(2) or (3) of the United Kingdom Companies Act 1985. The accounts for the two years ended 31 March 2004 have been delivered to the United Kingdom registrar of companies.

BASIS OF ACCOUNTING

The financial statements are prepared in accordance with the historical cost convention.

TURNOVER

Turnover is recorded on the sale of goods at the point of which the possession of title passes. Royalty income is recorded on a receivable basis in accordance with sales reported by the licensee.

STOCKS

Stocks and work in progress are valued at the lower of cost and estimated net realisable value. Cost is determined on a first-in first-out basis. The cost of work in progress comprises materials, direct labour and attributable production overheads. Net realisable value is based on the estimated sales price after allowing for all further costs of completion and disposal. Where necessary, provision is made for obsolete, slow-moving and defective stocks.

DEFERRED TAXATION

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date, where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date.

A net deferred tax asset is recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits against which to recover carried forward tax losses and/or from which the future reversal of underlying timing differences can be deducted.

Deferred tax is measured at the tax rates that are expected to apply in the periods in which the timing differences are expected to reverse based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

GOODWILL

Goodwill arising on acquisition represents the excess of the fair value of the consideration given over the fair value of the identifiable assets and liabilities acquired. Goodwill arising on acquisition is eliminated by amortisation through the profit and loss account over its useful economic life, which the directors estimate to be 20 years.

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

NOTES TO THE FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED 31 MARCH 2004

1   SEGMENTAL REPORTING

The company supplies THALOMID and other thalidomide formulations for the healthcare market. The company's turnover by destination, all relating to this principal activity, is set out below:

                                                    2004               2003
                                                (POUND)'000         (pound)'000
-------------------------------------------------------------------------------
UK                                                 5,639               6,336

Rest of Europe                                     2,925                 -
-------------------------------------------------------------------------------
                                                   8,564               6,336
-------------------------------------------------------------------------------

The company's turnover by sales channel is set out below:

                                                    2004               2003
                                                (POUND)'000         (pound)'000
-------------------------------------------------------------------------------
Royalty income                                     3,417                 -

Drug sales                                         5,147               6,336
-------------------------------------------------------------------------------
                                                   8,564               6,336
-------------------------------------------------------------------------------


2   OPERATING PROFIT

Operating profit is stated after charging:

                                                    2004               2003
                                                (POUND)'000         (pound)'000
-------------------------------------------------------------------------------
Auditors' remuneration:

    Audit of UK statutory accounts                        4                  4

    Other services (tax)                                  1                  1

Goodwill amortisation                                   572                573
-------------------------------------------------------------------------------

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

NOTES TO THE FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED 31 MARCH 2004

3   INTEREST PAYABLE

                                                     2004               2003
                                                 (POUND)'000        (pound)'000
-------------------------------------------------------------------------------
On bank loans and overdrafts                          127                  -
-------------------------------------------------------------------------------

4   DIRECTORS EMOLUMENTS

The directors receive emoluments from Penn Pharmaceutical Services Limited for their services to that company. The proportion of the emoluments which relates to Celgene UK Manufacturing II Limited which were recharged by Penn Pharmaceutical Services Limited amounted to approximately (pound)81,000 (2003:
(pound)60,000) in the period.

5   TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                                 2004               2003
                                                                             (POUND)'000        (pound)'000
-----------------------------------------------------------------------------------------------------------
TAXATION ON THE PROFIT FOR THE YEAR

UK corporation tax at 30%                                                       2,009              1,464

Deferred taxation                                                                   4                 (4)
-----------------------------------------------------------------------------------------------------------
                                                                                2,013              1,460
-----------------------------------------------------------------------------------------------------------
Factors affecting the tax charge for the year:
-----------------------------------------------------------------------------------------------------------
Profit on ordinary activities at 30%                                            1,842              1,288

Expenses not deductible for tax purposes                                          172                171

Accelerated capital allowances and other timing differences                        (4)                 5

Adjustments to tax charge in respect of previous period                            (1)                 -

-----------------------------------------------------------------------------------------------------------
                                                                                2,009              1,464
-----------------------------------------------------------------------------------------------------------

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

NOTES TO THE FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED 31 MARCH 2004

6   DIVIDENDS

                                                                                 2004               2003
                                                                             (POUND)'000        (pound)'000
-----------------------------------------------------------------------------------------------------------
A Ordinary: (pound)23.65 per share (2003: (pound)0.88)                          6,505                243

A Preference 0.18p per share (2003: 0.13p)                                          5                  7
-----------------------------------------------------------------------------------------------------------
                                                                                6,510                250
-----------------------------------------------------------------------------------------------------------


7   GOODWILL

                                                        2004           2003
                                                    (POUND)'000     (pound)'000
-------------------------------------------------------------------------------
Cost

At beginning of year                                   11,453         11,453
-------------------------------------------------------------------------------
Amortisation

At beginning of year                                     (788)          (215)

Charge for the year                                      (572)          (573)
-------------------------------------------------------------------------------
                                                       (1,360)          (788)
-------------------------------------------------------------------------------
Net Book amount

At end of year                                         10,093         10,665
-------------------------------------------------------------------------------
At beginning of year                                   10,665         11,238
-------------------------------------------------------------------------------

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

NOTES TO THE FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED 31 MARCH 2004

8   STOCKS

                                                       2004           2003
                                                   (POUND)'000     (pound)'000
------------------------------------------------------------------------------
Raw materials and consumables                           123             22

Finished goods and goods for resale                     122            211
------------------------------------------------------------------------------
                                                        245            233
------------------------------------------------------------------------------

9   DEBTORS

                                                       2004            2003
                                                   (POUND)'000     (pound)'000
------------------------------------------------------------------------------
Trade debtors                                         1,543              -

Deferred tax asset                                        1              4
------------------------------------------------------------------------------
                                                      1,544              4
------------------------------------------------------------------------------

10  CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                                          2004        2003
                                                                                      (POUND)'000  (pound)'000
--------------------------------------------------------------------------------------------------------------
Amounts due to Penn Pharmaceuticals Services Limited (Note 20)                            3,258      5,993

Accruals                                                                                    133          -

Loans                                                                                     1,500          -

Dividends payable                                                                           505        243

Corporation tax                                                                           1,124        805

Social security and other taxes                                                              51        237
--------------------------------------------------------------------------------------------------------------
                                                                                          6,571      7,278
--------------------------------------------------------------------------------------------------------------

The loan due to the related party is interest free and repayable on demand.

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

NOTES TO THE FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED 31 MARCH 2004

11  CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                            2004        2003
                                                        (POUND)'000  (pound)'000
--------------------------------------------------------------------------------
Bank loan                                                   4,125              -
--------------------------------------------------------------------------------

12  LOANS AND OTHER BORROWINGS

                                                           2004          2003
                                                       (POUND)'000   (pound)'000
--------------------------------------------------------------------------------
Bank loan                                                  5,625               -
--------------------------------------------------------------------------------
Maturity of bank loan and overdraft

In one year or less, or on demand                          1,500               -

In more than one year, but not more than two years         1,500               -

In more than two years, but not more than five years       2,625               -
--------------------------------------------------------------------------------
                                                           5,625               -
--------------------------------------------------------------------------------

The bank loans are secured by way of a fixed and floating charge over the assets of the group.

The interest expense is allocated to the profit and loss account over the term of the loan at a constant rate on the carrying amount.

Interest payable on the loan is at a rate of LIBOR plus 2%.

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

NOTES TO THE FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED 31 MARCH 2004



13  SHARE CAPITAL

                                                                                           2004       2003
                                                                                         (POUND)   (pound)
-----------------------------------------------------------------------------------------------------------
AUTHORISED

275,000    A ordinary shares of 0.2p each                                                   550        550

225,000    B ordinary shares of 2p each                                                   4,500      4,500

5,479,000  A 5.6% preference shares of 2p each                                          109,580    109,580

238,765    B 6.4% preference shares of 2p each                                            4,775      4,775
-----------------------------------------------------------------------------------------------------------
                                                                                        119,405    119,405
-----------------------------------------------------------------------------------------------------------
ALLOTTED, CALLED UP AND FULLY PAID

275,000    (2003: 275,000) A ordinary shares of 0.2p each                                   550        550

225,000    (2003, 225,000) B ordinary shares of 2p each                                   4,500      4,500

2,739,000  (2003: 5,479,000) A 5.6% preference shares of 2p each                         54,790    109,580

198,971    (2003: 238,765) B 6.4% preference shares of 2p each                            3,979      4,775
-----------------------------------------------------------------------------------------------------------
                                                                                         63,819    119,405
-----------------------------------------------------------------------------------------------------------

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

NOTES TO THE FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED 31 MARCH 2004

A ORDINARY SHARES OF 0.2p EACH

The A ordinary shareholders hold full equity voting rights and are entitled to receive dividends as follows:

     i) For financial years before 31 March 2002, a fixed cumulative preferred dividend of 80% of the subscription price.

     ii) For financial years after 31 March 2002 the dividend will be the greater of:

     a) the fixed cumulative preferred dividend of 80% of the subscription price; and

     b)   a cumulative participating dividend of an amount equal to :-

          o    5% of the net profit for the financial year ending 31 March 2003

          o    7.5% of the net profit  for the  financial  year  ending 31 March
               2004

          o    10% of the net profit for the financial year ending 31 March 2005

          o    12.5% of the net profit for the  financial  year  ending 31 March
               2006

          o    15% of the net profit for any financial year thereafter

On a winding up the A ordinary shareholders rank below all preference shareholders but above all B ordinary shareholders and are entitled to all unpaid arrears and accruals of any preferred dividend or participating dividend and 10 times the subscription price paid for the shares.

B ORDINARY SHARES OF 2p EACH

The B ordinary shareholders hold full equity voting rights and are not entitled to receive any dividend. On a winding up the B ordinary shareholders rank below all preferred and A ordinary shareholders and are entitled to the subscription price paid for the shares.

CONVERSION OF A ORDINARY AND B ORDINARY INTO ORDINARY SHARES

Immediately prior to a listing or a sale, each of the A and B ordinary shares then in issue shall be converted into one fully paid ordinary share ranking pari passu in all respects.

A PREFERENCE SHARES OF 2p EACH

The A preference shareholders hold no voting rights and are entitled to a 5.6% dividend per annum on the subscription price.

On a winding up the A preference shareholders rank above all other preference and ordinary shares and are entitled to all unpaid arrears and accruals of any preferred dividend and subscription price paid for the shares.

B PREFERENCE SHARES OF 2p EACH

The B preference shareholders hold no voting rights and are entitled to a 6.4% dividend per annum on the subscription price.

On a winding up the B preference shareholders rank below the A preference shares but above all ordinary shares and are entitled to all unpaid arrears and accruals of any preferred dividend and subscription price paid for the shares.

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

NOTES TO THE FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED 31 MARCH 2004


14  RESERVES

                                                     Profit and         Capital
                                                           loss      redemption
                                                        account         reserve
                                                    (pound)'000     (pound)'000
 -------------------------------------------------------------------------------
 At 1 April 2002                                            921               -

 Retained profit for the year                             2,584               -
 -------------------------------------------------------------------------------
 At 1 April 2003                                          3,505               -

 Retained loss for the year                              (2,383)              -

 Redemption of preference shares                            (55)             55
 -------------------------------------------------------------------------------
 AT 31 MARCH 2004                                         1,067              55
 -------------------------------------------------------------------------------

15  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                           2004            2003
                                                    (POUND)'000     (pound)'000
 -------------------------------------------------------------------------------
 Profit for the financial year                            4,127           2,834

 Dividends                                               (6,510)           (250)

 Redemption of preference shares                            (55)              -
 -------------------------------------------------------------------------------
 Net (decrease)/increase in shareholders' funds          (2,438)          2,584

 Opening shareholders' funds                              3,624           1,040
 -------------------------------------------------------------------------------
 Closing shareholders' funds                              1,186           3,624
 -------------------------------------------------------------------------------

16  RECONCILIATION OF OPERATING PROFIT TO NET CASH FLOW FROM OPERATING
    ACTIVITIES

                                                              2004          2003
 CONTINUING OPERATIONS                                 (POUND)'000   (pound)'000
 -------------------------------------------------------------------------------
 Operating profit                                            6,267        4,294

 Amortisation of goodwill                                      572          573

 Increase in stocks                                            (12)         (61)

 (Increase)/decrease in debtors                             (1,543)       2,638

 Decrease in creditors                                         (53)        (769)
 -------------------------------------------------------------------------------
 NET CASH FLOW FROM CONTINUING OPERATIONS                    5,231        6,675
 -------------------------------------------------------------------------------

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

NOTES TO THE FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED 31 MARCH 2004

17  MOVEMENT IN NET DEBT

                                                             2004         2003
                                                      (POUND)'000  (pound)'000
--------------------------------------------------------------------------------

Net debt at beginning of year                               5,993       11,514

Loans received                                              6,000            -

Repayments                                                 (3,110)       (5,521)
--------------------------------------------------------------------------------
NET DEBT AT END OF YEAR                                     8,883         5,993
--------------------------------------------------------------------------------

18  CAPITAL COMMITMENTS

There were no capital commitments as at 31 March 2004 or 31 March 2003.

19  CONTINGENT LIABILITIES

The company had potential contingent liabilities at 31 March 2004 and 31 March 2003 under the terms of the cross guarantee given in respect of the bank borrowings of Penn Pharmaceuticals Holdings Limited and its subsidiaries. Any liability that might arise in the future under the terms of the guarantee would be limited to the extent that the bankers might be unable to recover the full amount of the debt due to them out of the assets of Penn Pharmaceuticals Holdings Limited and its subsidiaries. Subject to Penn Pharmaceuticals Holdings Limited and its subsidiaries continuing to comply with the bank's terms of borrowing, no liability will crystallise. As at 31 March 2004, Penn Pharmaceuticals Holdings Limited and its subsidiaries had net bank borrowings of (pound)5,725,000.

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

NOTES TO THE FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED 31 MARCH 2004

20  TRANSACTIONS WITH RELATED PARTIES

During the period the company conducted trade transactions with, and had amounts receivable from / (due to), the following related parties:

                                                            2004           2003
                                                     (POUND)'000    (pound)'000
--------------------------------------------------------------------------------
PENN PHARMACEUTICAL SERVICES LIMITED

Sales                                                      5,637          6,336

Administration charge                                     (1,079)          (997)

Balance payable                                           (3,258)        (5,993)
--------------------------------------------------------------------------------

Administration charge relates to the recharge of costs and overheads to Celgene UK Manufacturing II Limited from Penn Pharmaceutical Services Limited ("PPSL").

The company has no employees and all associated costs are incurred by PPSL and reallocated based on fair market value.

                                                         2004               2003
                                                  (POUND)'000        (pound)'000
--------------------------------------------------------------------------------

Manufacturing                                             154                144

Maintenance                                                78                 68

Quality control                                           227                172

General management                                         55                 91

Finance                                                    30                 75

Site support                                              450                347

Other                                                      85                100
--------------------------------------------------------------------------------
                                                        1,079                997
--------------------------------------------------------------------------------

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

NOTES TO THE FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED 31 MARCH 2004



21  ULTIMATE CONTROLLING PARTY

The directors consider Gresham II Fund to be the controlling party at 31 March 2004. Gresham II Fund is managed by Gresham LLP. See Note 22 for information concerning post balance sheet date changes in controlling party.

22  POST BALANCE SHEET EVENTS

On 21 October 2004, all of the issued shares of Celgene UK Manufacturing II Limited (formerly Penn T Limited) - "Celgene UK" were sold to Celgene UK Manufacturing I Limited, an indirect wholly-owned subsidiary of Celgene Corporation, for approximately (pound)60.5 million in cash. Prior to the acquisition, Celgene Corporation, the acquirer and Celgene UK were parties to a manufacturing agreement pursuant to which Celgene UK manufactured THALOMID(R) for Celgene Corporation.

In connection with the acquisition, on 21 October, 2004, Celgene Corporation and its operating subsidiary, Celgene UK, entered into a technical services agreement with PPSL and Penn Pharmaceutical Holding Limited pursuant to which PPSL will provide the services and facilities necessary for the manufacture of Celgene's requirements of THALOMID and other thalidomide formulations.

CELGENE UK MANUFACTURING II LIMITED (FORMERLY PENN T LIMITED)

NOTES TO THE FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED 31 MARCH 2004

23  SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED
    ACCOUNTING PRINCIPLES

The financial statements are prepared in accordance with UK GAAP, which differs in certain respects from US GAAP. Differences which have an effect on the profit and loss account and balance sheet are set out below:

            EFFECT ON PROFIT AND LOSS ACCOUNT                                        2004           2003
                                                                              (POUND)'000    (pound)'000
---------------------------------------------------------------------------------------------------------
Profit on ordinary activities after taxation (under UK                              4,127          2,834
GAAP)
Adjustment for:
   Amortisation of goodwill                                                           572            573
---------------------------------------------------------------------------------------------------------
 PROFIT ON ORDINARY ACTIVITIES AFTER TAX AS ADJUSTED FOR
                         US GAAP                                                    4,699          3,407
---------------------------------------------------------------------------------------------------------

                 EFFECT ON BALANCE SHEET                                             2004           2003
                                                                              (POUND)'000    (pound)'000
---------------------------------------------------------------------------------------------------------
Total shareholders' funds under UK GAAP                                             1,186          3,624
Adjustment for:
   Goodwill                                                                       (10,093)       (10,665)

   Dividends accrued not declared                                                     505            243
---------------------------------------------------------------------------------------------------------
         TOTAL SHAREHOLDERS' FUNDS UNDER US GAAP                                  (8,402)         (6,798)
---------------------------------------------------------------------------------------------------------

              EFFECT ON CASH FLOW STATEMENT                                          2004           2003
                                                                              (POUND)'000    (pound)'000
---------------------------------------------------------------------------------------------------------
Cash flows from operating activities                                                3,413          3,583
Cash flows from investing activities                                                    -              -
Cash flows from financing activities                                               (3,413)        (3,583)
---------------------------------------------------------------------------------------------------------
                      NET CASH FLOW                                                     -              -
---------------------------------------------------------------------------------------------------------

Under UK GAAP, goodwill arising on acquisition and representing the excess of the fair value of the consideration given over the fair value of the identifiable assets and liabilities acquired is amortised through the profit and loss account over its useful economic life. Under US GAAP the transaction to set up the company was a transaction among entities under common control and assets and liabilities are reported at the historical cost of the transferor. The company was created as the result of a demerger of a business previously controlled by an associated company. Therefore, the assets are reported at historical cost for US GAAP purposes and goodwill would not be recorded.

                               CELGENE CORPORATION
            INTRODUCTION TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)

On October 21, 2004, Celgene Corporation, through an indirect wholly-owned subsidiary, acquired all of the outstanding shares of Penn T Limited ("Penn T"), from a consortium of private investors (the "Acquisition") for approximately $114.6 million, including estimated acquisition related costs of approximately $2.3 million and estimated working capital adjustments of approximately $3.2 million, which are expected to be paid upon final completion and agreement of the net working capital amounts. The Company did not assume existing debt (consisting of a bank loan and related party debt) of approximately $14.2 million, which was retained by the existing shareholders.

The accompanying unaudited pro forma condensed Balance Sheet as of September 30, 2004 gives effect to the Acquisition as if the Acquisition occurred on that date. The accompanying unaudited pro forma condensed statements of operations for the nine months ended September 30, 2004 and for the year ended December 31, 2003, combine the historical consolidated statements of operations of the Company and Penn T, giving effect to the acquisition of Penn T as if the transaction had occurred on January 1, 2003. The Company made pro forma adjustments to the historical consolidated financial information to give effect to events that are (i) directly attributable to the acquisition, (ii) expected to have a continuing impact on the combined results, and (iii) factually supportable.

The fiscal year end of Penn T is March 31, whereas the fiscal year end of the Company is December 31. The pro forma condensed unaudited statement of operations for the fiscal year ended December 31, 2003 is derived from Penn T's statement of operations for the year ended March 31, 2004 and the Company's statement of operations for the year ended December 31, 2003. The pro forma condensed unaudited statement of operations for the nine months ended September 30, 2004 is derived from Penn T's Unaudited statement of operations for the nine months ended September 30, 2004 and the Company's unaudited statement of operations for the nine months ended September 30, 2004.

The unaudited pro forma condensed financial information is not necessarily indicative of the results that would have occurred if the Acquisition had occurred on January 1, 2003 and should not be construed as being representative of future operating results or financial position. The unaudited pro forma condensed financial information should be read in conjunction with the:

     o    Accompanying Notes to Unaudited Pro Forma Condensed Financial
          Information;

     o Company's historical consolidated financial statements and notes included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003;

     o Company's Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2004, and the quarterly period ended June 30, 2004; and

     o Celgene UK Manufacturing II, Limited (formerly Penn T Limited) historical financial statements and notes for the fiscal year ended March 31, 2004 (included in this 8-K/A filing).

                               CELGENE CORPORATION
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            As of September 30, 2004
                             (Amounts in thousands)

                                                     HISTORICAL
                                                       CELGENE        HISTORICAL     PRO FORMA                    PRO FORMA
                                                     CORPORATION    PENN T LIMITED  ADJUSTMENTS    NOTE            CELGENE
                                                     -----------   ---------------  -----------    ----            ---------
ASSETS                                                                   (A)

CURRENT ASSETS:
   CASH AND CASH EQUIVALENTS                          $  268,997      $       --     $(109,094)     (D)           $  159,903
   Marketable securities available for sale           $  529,834                                                     529,834
   Accounts receivable, net                           $   44,476      $    4,686         1,205      (D)               50,367
   Inventory                                          $   21,566      $      421         3,121      (D)               25,108
   Other current assets                               $   20,961                                                      20,961
                                                      ----------      ----------     ---------                    ----------
      Total current assets                            $  885,834      $    5,107      (104,768)                      786,173

Plant and equipment, net                              $   22,668                                                      22,668
Intangible assets, net                                $    2,461                       104,510      (D)              106,971
Goodwill                                              $    3,268      $   17,640        17,290      (B)(D)            38,198
Other assets                                          $   27,317                                                      27,317
                                                      ----------      ----------     ---------                    ----------
      Total assets                                    $  941,548      $   22,747     $  17,032                    $  981,327
                                                      ==========      ==========     =========                    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                   $   22,644      $      354     $      99      (D)           $   23,097
   Accrued expenses                                   $   56,410                         5,478      (D)               61,888
   Other current liabilities                          $    4,256      $    9,758        (7,263)     (B)(C)(D)          6,751
                                                      ----------      ----------     ---------                    ----------
      Total current liabilities                       $   83,310      $   10,112        (1,686)                       91,736
                                                      ----------      ----------     ---------                    ----------

   Long-term debt                                     $  400,000      $    6,071        (6,071)     (C)              400,000
   Other non-current liabilities                      $   14,619                        31,353      (D)               45,972
                                                      ----------      ----------     ---------                    ----------
      Total liabilities                               $  497,929      $   16,183        23,596                       537,708
                                                      ----------      ----------     ---------                    ----------
Stockholders' equity:

   Preferred stock                                    $       --      $      106          (106)     (E)                   --
   Common stock                                       $      822      $        9            (9)     (E)                  822
   Common stock in treasury                           $     (306)     $       --                                        (306)
   Additional paid-in capital                         $  623,032      $       --                                     623,032
   Accumulated (deficit) earnings                     $ (266,537)     $    6,449        (6,449)     (B)(C)(E)       (266,537)
   Accumulated other comprehensive income             $   86,608      $       --                                      86,608
                                                      ----------      ----------     ---------                    ----------
      Total stockholders' equity                      $  443,619      $    6,564        (6,564)                      443,619
                                                      ----------      ----------     ---------                    ----------
      Total liabilities and stockholders' Equity      $  941,548      $   22,747     $  17,032                    $  981,327
                                                      ==========      ==========     =========                    ==========


SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS, WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

                               CELGENE CORPORATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  For the nine months ended September 30, 2004
                (Thousands of dollars, except per share amounts)

                                                 HISTORICAL
                                                   CELGENE          HISTORICAL        PRO FORMA                       PRO FORMA
                                                 CORPORATION      PENN T LIMITED     ADJUSTMENTS          NOTE         CELGENE
                                                 -----------      --------------     -----------          ----        ----------
                                                                     (A)
REVENUE:

NET PRODUCT SALES                               $     238,933     $      13,991    $      (1,478)        (G)        $     251,446
Collaborative agreements and other revenue             15,420     $           -                                            15,420
Royalty revenue                                        17,741     $           -                                            17,741
                                                -------------     -------------    -------------                    -------------
Total revenue                                         272,094     $      13,991           (1,478)                         284,607
                                                -------------     -------------    -------------                    -------------
Expenses:

Cost of goods sold                                     43,655     $       2,135             (192)        (G)               45,598
Research and development                              116,520                                                             116,520
Selling, general and administrative                    79,408     $         781            5,283         (B) (F)           85,472
                                                -------------     -------------    -------------                    -------------
Total expenses                                        239,583     $       2,916            5,091                          247,590
                                                -------------     -------------    -------------                    -------------
Operating income (loss)                                32,511     $      11,075           (6,569)                          37,017

Other income and expense:
Interest and other income (expense)                    20,902                             (2,233)        (H)               18,669
Interest expense                                        7,164     $         599             (599)        (C)                7,164
                                                -------------     -------------    -------------                    -------------
Income (loss) before taxes                             46,249     $      10,476           (8,203)                          48,522

Income tax provision (benefit)                          3,931     $       3,506           (2,461)        (I)                4,976
                                                -------------     -------------    -------------                    -------------
Net income (loss)                               $      42,318     $       6,970    $      (5,742)                   $      43,546
                                                =============     =============    =============                    =============
Net income per common share:
Basic                                           $        0.26                                                       $        0.27
                                                =============                                                       =============
Diluted                                         $        0.24                                                       $        0.25
                                                =============                                                       =============
Weighted average number of shares of
   common stock utilized to calculate net
   income per common share:
   Basic                                          163,574,000                                                         163,574,000
                                                =============                                                       =============
   Diluted                                        176,273,000                                                         176,273,000
                                                =============                                                       =============

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS, WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

                               CELGENE CORPORATION
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      For the year ended December 31, 2003
                (Thousands of dollars, except per share amounts)

                                                       HISTORICAL
                                                         CELGENE          HISTORICAL       PRO FORMA                     PRO FORMA
                                                       CORPORATION      PENN T LIMITED    ADJUSTMENTS        NOTE         CELGENE
                                                       -----------      --------------    -----------        ----        ----------
                                                                            (A)
REVENUE:

  NET PRODUCT SALES                                     $     244,453    $      14,450    $      (2,763)     (G)      $     256,140
  Collaborative agreements and other revenue                   15,174                                                        15,174
  Royalty revenue                                              11,848                                                        11,848
                                                        -------------    -------------    -------------               -------------
      Total revenue                                           271,475           14,450           (2,763)                    283,162
                                                        -------------    -------------    -------------               -------------
Expenses:

  Cost of goods sold                                           49,085            2,911             (359)     (G)             51,637
  Research and development                                    122,700                                                       122,700
  Selling, general and administrative                         102,339              965            7,121      (B) (F)        110,425
                                                        -------------    -------------    -------------               -------------
      Total expenses                                          274,124            3,876            6,762                     284,762
                                                        -------------    -------------    -------------               -------------
Operating income (loss)                                        (2,649)          10,574           (9,525)                     (1,600)

Other income and expense:
  Interest and other income (expense)                          21,795                            (2,978)     (H)             18,817
  Interest expense                                              5,667              214             (214)     (C)              5,667
                                                        -------------    -------------    -------------               -------------
Income (loss) before taxes                                     13,479           10,360          (12,289)                     11,550

Income tax provision (benefit)                                    718            3,396           (3,687)     (I)                427
                                                        -------------    -------------    -------------               -------------
Income (loss) from continuing operations                $      12,761    $       6,964    $      (8,602)              $      11,123
                                                        =============    =============    =============               =============


Income from continuing operations per common share:
  Basic                                                 $        0.08                                                 $        0.07
                                                        =============                                                 =============
  Diluted                                               $        0.07                                                 $        0.07
                                                        =============                                                 =============
Weighted average number of shares of common
  stock utilized to calculate per share amounts:
  Basic                                                   161,774,000                                                   161,774,000
                                                        =============                                                 =============
     Diluted                                              170,796,000                                                   170,796,000
                                                        =============                                                 =============


SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS, WHICH ARE AN INTEGRAL PART OF THESE STATEMENTS.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Penn T's fiscal year ends on March 31. The Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 2003 includes Penn T's results for their fiscal year ended March 31, 2004. The Unaudited Pro Forma Condensed Statement of Operations for the nine-months ended September 30, 2004 includes Penn T's results for the same nine-months. Penn T's results for the quarter ended March 31, 2004 were included in both Unaudited Pro Forma Condensed Statement of Operations. For the quarter ended March 31, 2004, Penn T's revenue was approximately $4.2 million and net income was approximately $1.9 million.

(A) Historical Penn T's financial statements are presented in British Pounds. The historical financial statements were converted to U.S. dollars using an exchange rate of 1GBP to $1.80 as of September 30, 2004, 1 GBP to $1.82 for the nine months ended September 30, 2004 and 1 GBP to $1.69 for the year ended December 31, 2003. The Penn T financials have been reclassified to conform to Celgene's presentation.

(B) Penn T financial statements have been prepared under UK generally accepted accounting principles ("GAAP"). These adjustments show the effect of the differences between UK GAAP and US GAAP. The primary difference relates to eliminating goodwill of approximately $17.6 million, which would not have been recognized under U.S. GAAP and eliminating the related amortization expense of approximately $0.8 million for the nine-months ended September 30, 2004 and approximately $1.0 million for the year ended December 31, 2003.

(C) To eliminate approximately $8.9 million of current liabilities and approximately $6.1 million of long-term debt and related interest expense from historical Penn T liabilities that were not assumed in the acquisition.

(D) To record the estimated purchase accounting effects as if the acquisition had occurred on either the pro forma balance sheet date or on January 1 of the appropriate pro forma statement of operations. The Company's preliminary estimate for the purchase price allocation is as follows (in thousands of $):

                     Accounts receivable                              $5,891
                     Inventory                                         3,542
                     Intangibles:
                           Amortizable intangibles                   104,510
                           Goodwill                                   34,929
                     Accounts payable                                   (453)
                     Accrued expenses (acquisition related costs)     (2,283)
                     Accrued expenses (additional purchase price
                             due to estimated working
                             capital adjustment)                      (3,194)
                     Other current liabilities                        (1,530)
                     Deferred tax liabilities                        (32,318)
                                                                    --------
                                                                    $109,094
                                                                    ========


     Amortizable intangibles include supply contracts.

(E)  To eliminate the historical Penn T stockholders' equity accounts.

(F) To record amortization expense for the estimated intangible assets which will be recorded as a result of the Acquisition over their estimated useful life of 13 years based on the preliminary valuation report.

(G) To eliminate inter-company sales and profit recognition on inter-company sales from Penn T to Celgene which have not yet been sold to an unrelated third party. (Prior to the acquisition the Company purchased product from Penn T under a supply agreement. Penn T also sold product to other unrelated third parties).

(H) To pro forma the effects of interest income that may have been generated with the internal funds used to make the acquisition

(I)  To reflect tax impact of pro forma adjustments